PLAN OF CONVERSION
                                   AS AMENDED

                                       of

                                COMFED, M. H. C.

                                       and

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                                COMFED, M. H. C.,

                       COMMUNITY SAVINGS BANKSHARES, INC.
                             (A Federal Corporation)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                            (A Delaware Corporation)

                                       and

                            COMMUNITY SAVINGS, F. A.

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                                TABLE OF CONTENTS

SECTION
NUMBER                                                                      PAGE

   1.    Introduction.......................................................  1
   2.    Definitions........................................................  3
   3.    General Procedure for Conversion and Reorganization................  9
   4.    Total Number of Shares and Purchase Price of
           Conversion Stock................................................. 12
   5.    Subscription Rights of Eligible Account Holders.................... 13
   6.    Subscription Rights of Tax-Qualified Employee
           Stock Benefit Plans.............................................. 14
   7.    Subscription Rights of Supplemental Eligible Account Holders....... 14
   8.    Subscription Rights of Other Members............................... 15
   9.    Subscription Rights of Directors, Officers and Employees........... 16
   10.   Public Shareholders Offering....................................... 16
   11.   Community Offering, Syndicated Community Offering and
           Other Offerings.................................................. 17
   12.   Limitations on Subscriptions and Purchases of Conversion Stock..... 19
   13.   Timing of Subscription Offering; Manner of Exercising
           Subscription Rights and Order Forms.............................. 21
   14.   Payment for Conversion Stock....................................... 23
   15.   Account Holders in Nonqualified States or in Foreign Countries..... 24
   16.   Voting Rights of Shareholders...................................... 24
   17.   Liquidation Account................................................ 24
   18.   Transfer of Deposit Accounts....................................... 26
   19.   Requirements Following Conversion and Reorganization for
           Registration, Market Making and Stock Exchange Listing........... 26
   20.   Directors and Officers of the Association.......................... 27
   21.   Requirements for Stock Purchases by Directors
           and Officers Following the Conversion and Reorganization......... 27
   22.   Restrictions on Transfer of Stock.................................. 27
   23.   Restrictions on Acquisition of Stock of the Holding Company........ 28
   24.   Tax Rulings or Opinions............................................ 28
   25.   Stock Compensation Plans........................................... 29
   26.   Dividend and Repurchase Restrictions on Stock...................... 29
   27.   Payment of Fees to Brokers......................................... 30
   28.   Effective Date..................................................... 30
   29.   Amendment or Termination of the Plan............................... 30
   30.   Interpretation of the Plan......................................... 31

Annex A - Plan  of  Merger  between  the  Mid-Tier   Holding   Company  and  the
Association

Annex B - Plan of Merger between the Mutual Holding Company and the Association

Annex C - Plan of Merger  between  the  Association,  the  Holding  Company  and
Interim

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1.       INTRODUCTION.

         For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

         On October 24, 1994, Community Savings, F. A., a federally chartered mutual savings association ("Community Savings"), reorganized into the mutual holding company form of organization. To accomplish this transaction, Community Savings organized a federally chartered, stock savings association known as Community Savings, F. A. (the "Association") as a wholly owned subsidiary.
Community Savings then transferred substantially all of its assets and liabilities to the Association in exchange for 2,620,144 shares of Association Common Stock, and reorganized itself into a federally chartered mutual holding company known as ComFed, M. H. C. (the "Mutual Holding Company"). The Association simultaneously sold 2,379,856 shares of Association Common Stock to depositors of the Association, employee stock benefit plans of the Association, directors, officers and employees of the Association and members of the general public. On September 30, 1997, the Association completed a reorganization in which the Association became a wholly owned subsidiary of a federally chartered stock mid-tier holding company known as "Community Savings Bankshares, Inc." (the "Mid-Tier Holding Company"). Shareholders of the Association became shareholders of the Mid-Tier Holding Company, exchanging their shares of Association Common Stock on a one-for-one basis for shares of Mid-Tier Holding Company Common Stock. As of the date hereof, after taking into account the issuance of 103,960 shares pursuant to stock benefit plans, the Mutual Holding Company and the other Shareholders own an aggregate of 51.34% and 48.66% of the outstanding Mid-Tier Holding Company Common Stock, respectively.

         The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Association believe that a conversion of the Mutual Holding Company to stock form and reorganization of the Association pursuant to this Plan of Conversion is in the best interests of the Mutual Holding Company, the Mid-Tier Holding Company and the Association, as well as the best interests of their respective Members and Shareholders. The Boards of Directors determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Conversion and Reorganization will result in the raising of additional capital for the Association and the Holding Company and should result in a more active and liquid market for the Holding Company Common Stock than currently exists for the Mid-Tier Holding Company Common Stock, although there can be no assurances that this will be the case. In addition, the Conversion and Reorganization have been structured to re-unite the accumulated earnings and profits tax attribute retained by the Mutual Holding Company with the retained earnings of the Association through a tax-free reorganization. Finally, the Conversion and Reorganization is designed to enable the Association and the Holding Company to more effectively compete in the financial services marketplace.

         If the Association had undertaken a standard conversion involving the formation of a stock holding company in 1994, applicable OTS regulations would have required a greater amount of Association Common Stock to be sold than the $34.0 million of net proceeds raised in connection with the formation of the Mutual Holding Company. In addition, if a standard conversion had been

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conducted in 1994,  management of the  Association  believed that its ability to generate sufficient loan volume, particularly in its market area, would have made it difficult to prudently invest in a timely manner the significantly larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the formation of the Mutual Holding Company. A standard conversion in 1994 also would have immediately eliminated all aspects of the mutual form of organization.

         Subsequent to the formation of the Mutual Holding Company, there have been certain changes in the policies of the OTS relating to mutual holding companies. In addition, market conditions for the stocks of savings institutions and their holding companies have improved. The Association and the Mid-Tier Holding Company have also gained experience in being companies required to meet the filing requirements of the Securities Exchange Act of 1934 and in conducting shareholder meetings and other shareholder matters, such as communications, press releases, NASD matters and dividend payments. In light of the foregoing, the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Association believe that it is in the best interests of such companies and their respective Members and Shareholders to raise additional capital at this time, and that the most feasible way to do so is through the Conversion and Reorganization.

         In connection with the Conversion and Reorganization, the Association will form a new first-tier, wholly-owned subsidiary known as Community Savings Bankshares, Inc., which will become the Holding Company upon consummation of the Conversion and Reorganization. The Holding Company will in turn form a federally chartered interim savings association ("Interim") as a wholly-owned subsidiary. The Association formed the Mid-Tier Holding Company which became the holding company for the Association pursuant to a reorganization completed on September 30, 1997. As described in more detail in Section 3, the Mutual Holding Company will convert from the mutual form to a federal interim stock savings association and simultaneously merge with and into the Association pursuant to the Plan of Merger included as Annex B hereto, pursuant to which the Mutual Holding Company will cease to exist and a liquidation account will be established by the Association for the benefit of depositor Members as of specified dates, and Interim will then merge with and into the Association pursuant to the Plan of Merger included as Annex C hereto, pursuant to which the Association will become a wholly owned subsidiary of the Holding Company. In connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest. Preceding these transactions the Mid-Tier Holding Company will convert to an interim federal stock savings association and merge with and into the Association with the Association as the surviving entity. Annex A hereto describes this transaction.

         In connection with the Conversion and Reorganization, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein. Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to Eligible Account Holders,

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Tax-Qualified  Employee  Stock  Benefit  Plans,  Supplemental  Eligible  Account
Holders, Other Members and Directors,  Officers and Employees.  The Subscription
Rights   granted   in   connection   with   the   Subscription    Offering   are
non-transferrable. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be offered for sale initially to Public Shareholders in the Public Shareholders Offering. Any shares of conversion stock remaining unsold after the Subscription Offering and the Public Shareholders Offering will be offered for sale to the public through a Community Offering and/or Syndicated Community Offering, as determined by the Boards of Directors of the Holding Company, the Mid-Tier Holding Company and the Association in their sole discretion.

         The Conversion and Reorganization is intended to provide a larger capital base to support the Association's lending and investment activities and thereby enhance the Association's capabilities to serve the borrowing and other financial needs of the communities it serves. The use of the Holding Company will provide greater organizational flexibility and possible diversification.

         This Plan was adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Association on July 28, 1998 and amended August 13, 1998.

         This Plan is subject to the  approval of the OTS and must be adopted by
(1) at least a majority of the total number of votes eligible to be cast by Voting Members of the Mutual Holding Company at the Special Meeting and (2) holders of at least two-thirds of the outstanding Mid-Tier Common Stock at the Shareholders' Meeting. In addition, the Primary Parties have conditioned the consummation of the Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Shareholders at the Shareholders' Meeting.

         After the Conversion and Reorganization, the Association will continue to be regulated by the OTS, as its chartering authority, and by the FDIC, which insures the Association's deposits. In addition, the Association will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits will continue to be insured by the FDIC up to the maximum provided by law.

2.       DEFINITIONS.

         As used in this Plan, the terms set forth below have the following meaning:

         2.1 ACTUAL PURCHASE PRICE means the price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

         2.2 AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         2.3 ASSOCIATE, when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Mutual Holding Company, the Mid-Tier Holding Company, the Association, a majority-owned subsidiary of the Association or the Holding Company) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Association in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company or the Association or any of the subsidiaries of the foregoing.

         2.4 ASSOCIATION means Community Savings, F. A., a federally chartered savings and loan association.

         2.5 ASSOCIATION MERGER means the merger of Interim with and into the Association pursuant to the Plan of Merger included as Annex C hereto.

         2.6  ASSOCIATION   COMMON   STOCK   means  the  common   stock  of  the
Association, par value $1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which is currently held by the Mid-Tier Holding Company and subsequent to the Conversion and Reorganization, all of which will be held by the Holding Company.

         2.7  CODE means the Internal Revenue Code of 1986, as amended.

         2.8 COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering or the Public Shareholders Offering to such Persons within or without the State of Florida as may be selected by the Holding Company, the Mid-Tier Holding Company and the Association in their sole discretion and to whom a copy of the Prospectus and an Order Form are delivered by or on behalf of the Holding Company.

         2.9 CONTROL (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         2.10 CONVERSION AND REORGANIZATION means (i) the conversion of the Mid-Tier Holding Company from a federally chartered stock corporation to a federal interim savings association and the subsequent Mid-Tier Holding Company Merger pursuant to which the Mid-Tier Holding Company will cease to exist, (ii) the conversion of the Mutual Holding Company from mutual form to a federal interim stock savings association and the subsequent Mutual Holding Company Merger,

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pursuant  to which the Mutual  Holding  Company  will cease to exist,  (iii) the
Association Merger, pursuant to which the Association will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest, and (iv) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein, which will increase the
number  of  shares  of  Holding   Company  Common  Stock   outstanding  and  the
capitalization of the Holding Company and the Association. All such transactions shall occur substantially simultaneously.

         2.11 CONVERSION STOCK means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan of Conversion.

         2.12 DEPOSIT ACCOUNT means withdrawable or repurchasable shares, investment certificates or deposits or other savings accounts, including money market deposit accounts, negotiable order of withdrawal accounts and demand accounts, held by an account holder of the Association.

         2.13 DIRECTOR, OFFICER AND EMPLOYEE means the terms as applied respectively to any person who is a director, officer or employee of the Mutual Holding Company, the Mid-Tier Holding Company, the Association or any subsidiary thereof.

         2.14 ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established pursuant to Section 17 hereof.

         2.15 ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on June 30, 1997.

         2.16 ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

         2.17 EXCHANGE RATIO means the rate at which shares of Holding Company Common Stock will be exchanged for shares of Mid-Tier Holding Common Stock held by the Public Shareholders in connection with the Association Merger. The exact rate shall be determined by the Mutual Holding Company, the Mid-Tier Holding Company and the Association in order to ensure that upon consummation of the Conversion and Reorganization the Public Shareholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage  of  Mid-Tier  Holding  Company  Common  Stock  owned  by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion

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Stock  purchased by the Public  Shareholders  or  Tax-Qualified  Employee  Stock
Benefit Plans in the Offerings.

         2.18 EXCHANGE SHARES mean the shares of Holding Company Common Stock to be issued to the Public Shareholders in connection with the Association Merger.

         2.19 FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

         2.20 HOLDING COMPANY means Community Savings Bankshares, Inc., a stock corporation to be organized under the laws of the State of Delaware. Such corporation will be initially formed as a first-tier, wholly owned subsidiary of the Association. Upon completion of the Conversion and Reorganization, the Holding Company shall hold all of the outstanding capital stock of the Association.

         2.21 HOLDING COMPANY COMMON STOCK means the common stock of the Holding Company, par value $1.00 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

         2.22 INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Holding Company, the Mid-Tier Holding Company and the Association to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

         2.23 INITIAL PURCHASE PRICE means the price per share to be paid initially by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Persons for shares of Conversion Stock ordered in the Community Offering and/or Syndicated Community Offering.

         2.24 INTERIM means Community Interim Federal Savings Association, which will be formed as a first-tier, wholly-owned subsidiary of the Holding Company to facilitate the Association Merger.

         2.25 MEMBER means any Person qualifying as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States.

         2.26 MID-TIER HOLDING COMPANY means Community Savings Bankshares, Inc., an existing federally chartered stock corporation.

         2.27 MID-TIER HOLDING COMMON STOCK means the common stock of the Mid-Tier Holding Company, par value $1.00 per share, which stock is not insured by the FDIC or any other governmental entity.

         2.28 MID-TIER HOLDING COMPANY MERGER means the Merger of the Mid-Tier Mutual Holding Company (following its conversion to a federal interim stock savings association) with and into the Association pursuant to the Plan of Merger included as Annex A hereto

         2.29 MUTUAL HOLDING COMPANY means ComFed, M. H. C.

         2.30 MUTUAL HOLDING COMPANY MERGER means the merger of the Mutual Holding Company (following its conversion into a federal interim stock savings association) with and into the Association pursuant to the Plan of Merger included as Annex B hereto.

         2.31 OFFERINGS mean the Subscription Offering, the Public Shareholders Offering, the Community Offering and the Syndicated Community Offering.

         2.32 OFFICER means the chairman of the board of directors, president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

         2.33 ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 13 hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

         2.34 OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

         2.35 OTS means the Office of Thrift Supervision or any successor thereto.

         2.36 PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder, Other Member and Director, Officer and Employee.

         2.37 PERSON means an individual, a corporation, a limited liability company, a partnership, a limited liability partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

         2.38 PLAN and PLAN OF CONVERSION mean this Plan of Conversion and Agreement and Plan of Reorganization as adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Association and any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex C hereto as soon as practicable following its organization.

         2.39 PRIMARY PARTIES mean the Mutual Holding Company, the Mid-Tier Holding Company, the Association and the Holding Company.

         2.40 PROSPECTUS means the one or more documents to be used in offering the Conversion Stock in the Offerings.

         2.41 PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

         2.42 PUBLIC SHAREHOLDERS mean those Persons who own shares of Mid-Tier Holding Company Common Stock, excluding the Mutual Holding Company, as of the Voting Record Date.

         2.43 PUBLIC SHAREHOLDERS OFFERING means the offering for sale by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering to Public Shareholders in the sole discretion of the Holding Company, the Mid-Tier Holding Company and the Association.

         2.44 QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts in the Association of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

         2.45 SEC means the Securities and Exchange Commission.

         2.46 SPECIAL MEETING means the Special Meeting of Members of the Mutual Holding Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

         2.47 SHAREHOLDERS mean those Persons who own shares of Mid-Tier Holding Company Common Stock.

         2.48 SHAREHOLDERS' MEETING means the annual or special meeting of Shareholders of the Mid-Tier Holding Company called for the purpose of submitting this Plan to the Shareholders for their approval, including any adjournments of such meeting.

         2.49 SUBSCRIPTION OFFERING means the offering of the Conversion Stock to Participants.

         2.50 SUBSCRIPTION RIGHTS mean nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

         2.51 SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except Directors and Officers of the Association and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

         2.52 SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Mutual Holding Company prior to approval of such application by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

         2.53 SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

         2.54 TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Association and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan which is not so qualified.

         2.55 VOTING MEMBER means a Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company in accordance with its mutual charter and bylaws.

         2.56 VOTING RECORD DATE means the date or dates for determining the eligibility of Members to vote at the Special Meeting and of Shareholders to vote at the Shareholders' Meeting, as applicable.


3.       GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION.

         (a) After the Association's organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim as a first-tier, wholly owned subsidiary of the Holding Company, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex C hereto by at least a two-thirds vote. In addition, the Holding Company shall approve such Plan of Merger in its capacity as the sole shareholder of Interim. Furthermore, the Mid-Tier Holding Company shall approve the Plan and the Plan of Merger in its capacity as the sole shareholder of the Association.

         (b) An application for the Conversion and Reorganization, including the Plan and all other requisite material (the "Application for Conversion"), shall be submitted to the OTS for approval. The Mutual Holding Company, the Mid-Tier Holding Company and the Association also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Association to be given by publication in a newspaper having general circulation in each community in which an office of the Association is located and will cause copies of the Plan to be made available at each office of the Mutual Holding Company, the Mid-Tier Holding Company and the Association for inspection by Members and Shareholders. The Mutual Holding Company, the Mid-Tier Holding Company and the Association will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form and will post the notice of the filing for the Application for Conversion in each of their offices.

         (c) Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Members for their consideration and approval at the Special Meeting. The Mutual Holding Company may, at its option, mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Mutual Holding Company and the Association, a proxy statement in either long or, to the extent permitted by applicable law and regulation, summary form describing the Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company also shall mail to all such Members (as well as other Participants) either a Prospectus and Order Form for the purchase of Conversion Stock or, to the extent permitted by applicable law and regulation, a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions of Section 15 hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card which will be distributed with the proxy statement, letter or other written communication, a copy of the certificate of incorporation and bylaws of the Holding Company. The Plan must be approved by the affirmative vote of at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting.

         (d) Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if any, Other Members and Directors, Officers and Employees as set forth in Sections 5, 6, 7, 8 and 9 hereof.

         (e) The Mid-Tier Holding Company shall file preliminary proxy materials with the OTS and the SEC in order to seek the approval of the Plan by its Shareholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Mid-Tier Holding Company will mail definitive proxy materials to all Shareholders as of the Voting Record Date, at their last known address appearing on the records of the Mid-Tier Holding Company, for their consideration and approval of this Plan at the Shareholders' Meeting. The Plan must be approved by the holders of at least two-thirds of the outstanding Mid-Tier Holding Company Common Stock as of the Voting Record Date. In addition, the Primary Parties have conditioned the consummation of the Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Shareholders at the Shareholders' Meeting.

         (f) The Holding Company shall submit or cause to be submitted an Application H-(e)1 or H-(e)1-S to the OTS for approval of the acquisition of the Association. Such application also shall include an application to form Interim. In addition, an application to merge the Mutual Holding Company (following its conversion into a federal interim stock savings association) and the Association, an application to merge the Mid-Tier Holding Company (following its conversion into a federal interim stock savings association and the Association) and an application to merge Interim and the Association shall be filed with the OTS, either as exhibits to the Application H-(e)1 or H-(e)1-S or separately. All notices required to be published in connection with such applications shall be published at the times required.

         (g) The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if any, Other Members and Directors, Officers and Employees. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold
(i) initially to Public Shareholders as of the Voting Record Date in the Public Shareholders Offering and (ii) to the extent any shares of Conversion Stock remain available after filling orders submitted in the Public Shareholders Offering through a Community Offering and/or a Syndicated Community Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4 hereof. The Holding Company shall contribute to the Association an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Association and as shall be approved by the OTS.

         (h) The effective date of the Conversion and Reorganization shall be the date set forth in Section 28 hereof. Upon the effective date, the following transactions shall occur:

             (i) The Mutual Holding Company shall convert from a mutual holding company to a federal interim stock savings association. The Mid-Tier Holding Company shall convert into a federal interim stock savings association and simultaneously merge with and into the
         Association in the Mid-Tier Holding Company Merger, with the Association being the surviving institution. Immediately thereafter, the Mutual Holding Company, as converted, shall merge with and into the Association in the Mutual Holding Company Merger, with the Association being the surviving institution. As a result of the Mutual Holding Company Merger and the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company

         Common Stock held by the Mutual Holding Company (following its conversion to a federal interim stock savings association) shall be extinguished and (y) Members of the Mutual Holding Company will be granted interests in the liquidation account to be established by the Association pursuant to Section 17 hereof.

             (ii) Interim shall merge with and into the Association pursuant to the Association Merger, with the Association being the surviving institution. As a result of the Association Merger, (x) the shares of Holding Company Common Stock held by the Association shall be extinguished; (y) the shares of Mid-Tier Holding Company Common Stock held by the Public Shareholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (z) the shares of common stock of Interim held by the Holding Company shall be converted into shares of Association Common Stock on a one-for-one basis, with the result that the Association shall become a wholly owned subsidiary of the Holding Company. In addition, as a result of the Association Merger, options to purchase shares of Mid-Tier Holding Company Common Stock which are outstanding immediately prior to consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

             (iii) The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

         (i) The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Offerings the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

4.       TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION
         STOCK.

         (a) The aggregate price at which shares of Conversion Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important. The valuation shall be stated in terms of an Estimated Price

Range, the maximum of which shall generally be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall generally be no more than 15% below such average. The valuation shall be updated during the Conversion and Reorganization as market and financial conditions warrant and as may be required by the OTS.

         (b) Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Initial Purchase Price and the number (or range) of shares of Conversion Stock to be offered in the Subscription Offering, Public Shareholders Offering, Community Offering and/or Syndicated Community Offering. The Actual Purchase Price and the total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Boards of
Directors  of  the  Primary   Parties  upon   conclusion  of  the  Offerings  in
consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection therewith.

         (c) Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions prior to completion of the Conversion and Reorganization, and under such circumstances the Primary Parties may increase or decrease the total number of shares of Conversion Stock to be issued in the Conversion and Reorganization to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Stock issued in the Conversion and Reorganization are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Conversion and Reorganization due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS.

         (a) Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $250,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Sections 12 and 15 hereof.

         (b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.       SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT
         PLANS.

         Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Conversion Stock, including any shares of Conversion Stock to be issued in the Conversion and Reorganization as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Conversion and Reorganization. The subscription rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event that the total number of shares of Conversion is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus ("Maximum Shares"), the ESOP shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of Conversion Stock. Shares of Conversion Stock purchased by any individual participant ("Plan Participant") in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of subscription rights granted to such Participant in his individual capacity as a Participant and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Conversion Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Association and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Association may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Association to fail to meet any applicable regulatory capital requirement.

7.       SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT
         HOLDERS.

         (a) In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $250,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering),
(ii) one-tenth of 1% of the total offering of shares in the Subscription Offering and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Sections 12 and 15 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

         (b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.       SUBSCRIPTION RIGHTS OF OTHER MEMBERS.

         (a) Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $250,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 12 and 15 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

         (b) If, pursuant to this Section 8, Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining shares shall be allocated among subscribing Other Members on a pro rata basis in the same proportion as each such Other Member's subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9.       SUBSCRIPTION RIGHTS OF DIRECTORS, OFFICERS AND EMPLOYEES.

         (a) To the extent that there are sufficient shares remaining after satisfaction of all subscriptions under the above categories, Directors, Officers and Employees of the Association shall receive, without payment, Subscription Rights to purchase in this category up to an aggregate of 15.0% of the shares of Conversion Stock offered in the Subscription Offering.

         (b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 9(a), Subscription Rights for the purchase of such shares shall be allocated among the individual Directors, Officers and Employees on a point system basis, whereby a point will be assigned for each year of employment and for each salary increment of $5,000 per annum and five points for each office held in the Mutual Holding Company and the Association, including a directorship. If any such Director, Officer or Employee does not subscribe for his or her full allocation of shares, any shares not subscribed for may be purchased by other Directors, Officers and Employees in proportion to their respective subscriptions, provided that no fractional shares shall be issued.

10.      PUBLIC SHAREHOLDERS OFFERING.

         (a) If less than the total number of shares of Conversion Stock are sold in the Subscription Offering, all remaining shares will be offered for sale to Public Shareholders as of the Voting Record Date. The amount of Conversion Stock that any Public Shareholder may purchase in the Public Shareholders Offering shall not exceed the greater of (i) $250,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 12 and 15 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if any, Other Members and Directors, Officers and Employees. Each order for Conversion Stock in the Public Shareholders Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Public Shareholders Offering. The Primary Parties may commence the Public Shareholders Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and the Public Shareholders Offering must be completed within 45 days of the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

         (b) If, pursuant to this Section 10, Public Shareholders submit orders for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Public Shareholders as of the Voting Record Date on a pro rata basis in the same proportion as each such Public Shareholder's order bears to the total orders of all such subscribing Public Shareholders, provided that no fractional shares shall be issued.

11.      COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING AND
         OTHER OFFERINGS.

         (a) If less than the total number of shares of Conversion Stock are sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the achievement of the widest possible distribution of such stock.

         (b) In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering or ordered in the Public Shareholders Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus and an Order Form is delivered by the Holding Company or on its behalf, with preference given to natural persons residing in counties in Florida in which the Association has a branch office ("Preferred Subscribers").

         (c) A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled order of each bears to the total unfilled orders of all Preferred Subscribers whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

         (d) The amount of Conversion Stock that any Person may purchase in the Community Offering shall not exceed the greater of (i) $250,000 of Conversion Stock in the Subscription Offering or (ii) one-tenth of 1% of the total offering in the Subscription Offering, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier
Holding Company; and provided further that, to the extent applicable, and subject to the preferences set forth in Section 11(b) and (c) of this Plan and the limitations on purchases of Conversion Stock set forth in this Section 11(d) and Section 12 of this Plan, orders for Conversion Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

         (e) Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Public Shareholders Offering or the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $250,000 of Conversion Stock in the Subscription Offering, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and provided further that, to the extent applicable, and subject to the limitations on purchases of Conversion Stock set forth in this Section 11(e) and Section 12 of this Plan, orders for Conversion Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

         (f) The Holding Company and the Association may sell any shares of Conversion Stock remaining following the Subscription Offering, the Public Shareholders Offering, Community Offering and/or the Syndicated Community Offering in a Public Offering. The provisions of

Section 12 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Association and the Holding Company, subject to any required regulatory approval or consent.

         (g) If for any reason a Syndicated Community Offering or Public Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

12.      LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION
         STOCK.

         (a) The maximum number of shares of Conversion Stock which may be purchased in the Conversion by the ESOP shall not exceed 8% and all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total number of shares of Conversion Stock sold in the Offerings, in each instance, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings; provided, however, that purchases of Conversion Stock which are made by Plan Participants pursuant to the exercise of subscription rights granted to such Plan Participant in his individual capacity as a Participant or purchases by a Plan Participant in the Public Shareholders Offering or the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 12(a).

         (b) Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 12(a) hereof, and certain Eligible Account Holders and Supplemental Eligible Account Holders, as set forth in Sections 5(a)(ii) and (iii) and 7(a)(ii) and (iii) hereof, and in addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock which any Person together with any Associate or group of Persons acting in concert may, directly or indirectly, subscribe for or purchase in the Conversion and Reorganization shall not exceed the number of shares of Conversion Stock that when combined with Exchange Shares received aggregate 1% of the total number of shares of Holding Company Common Stock issued in the Conversion and Reorganization.

         (c) The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 25% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

         (d) No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

         (e) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Officers and Employees shall not be deemed to be Associates or a group acting in concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock
Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 12(b) or Section 12(c) hereof, (iii) Exchange Shares shall be valued at the Actual Purchase Price, and (iv) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Association qualified under
Section 401(k) of the Code, shall be aggregated and included in that individual's purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

         (f) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Holding Company Common Stock in the Conversion and Reorganization whether prior to, during or after the Subscription Offering, Public Shareholders Offering, Community Offering and/or Syndicated
Community Offering. In the event that an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         (g) The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 12 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

         (h) Notwithstanding anything to the contrary contained in this Plan and except as may otherwise be required by the OTS, the Public Shareholders will not have to sell any Mid-Tier Holding Company Common Stock or be limited in receiving Exchange Shares even if their ownership of Mid-Tier Holding Company Common Stock when converted into Exchange Shares would exceed an applicable purchase limitation; provided, however, that a Public Shareholder who would exceed an applicable purchase limitation may be precluded from purchasing Conversion Stock in the Offerings.

13.      TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING
         SUBSCRIPTION RIGHTS AND ORDER FORMS.

         (a) The Subscription Offering may be commenced concurrently with or at any time after the mailing to Voting Members of the Mutual Holding Company and Shareholders of the Mid-Tier Holding Company of the proxy statement(s) to be used in connection with the Special Meeting and the Shareholders' Meeting. The Subscription Offering may be closed before the Special Meeting and the Shareholders' Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members of the Mutual Holding Company and the Shareholders of the Mid-Tier Holding Company at the Special Meeting and the Shareholders' Meeting, respectively.

         (b) The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

         (c) The Primary Parties shall, promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 15 hereof. To the extent permitted by applicable law and regulation, the Primary Parties may elect to mail a Prospectus and Order Form only to those Participants who request such materials by returning a postage-paid card to the Primary Parties by a date specified in the letter informing them of their Subscription Rights. Under such circumstances, the Subscription Offering shall not be closed prior to the expiration of 30 days after the mailing by the Primary Parties of the postage-paid card to Participants.

         (d) A single Order Form for all Deposit Accounts maintained with the Association by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Association on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a subscription right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

         (e) The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

         (f) The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal for payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered and are returned to the Association, the Mid-Tier Holding Company or the Mutual Holding Company by the Untied States Postal Service or the Association, the Mid-Tier Holding Company or the Mutual Holding Company is unable to locate the addressee, or (ii) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to which such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected

Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

14.      PAYMENT FOR CONVERSION STOCK.

         (a) Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Persons in the Public Shareholders Offering or the Community Offering shall be equal to the Initial Purchase Price multiplied by the number of shares which are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check or money order at the time the Order Form is delivered to the Primary Parties. The Primary Parties, in their sole and absolute discretion, may also elect to receive payment for shares of Conversion Stock by wire transfer. In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Association the opportunity to pay for shares of Conversion Stock by authorizing the Association to withdraw from such Deposit Account an amount equal to the aggregate Initial Purchase Price of such shares. If the Actual Purchase Price is less than the Initial Purchase Price, the Primary Parties shall refund the difference to all Participants and other Persons, unless the Primary Parties choose to provide Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Conversion Stock. If the Actual Purchase Price is more than the Initial Purchase Price, the Primary Parties shall reduce the number of shares of Conversion Stock ordered by Participants and other Persons and refund any remaining amount which is attributable to a fractional share interest, unless the Primary Parties choose to provide Participants and other Persons the opportunity to increase the Actual Purchase Price submitted by them.

         (b) Consistent with applicable laws and regulations and policies and practices of the OTS, payment for shares of Conversion Stock subscribed for by Tax-Qualified Employee Stock Benefit Plans may be made with funds contributed by the Holding Company and/or the Association and/or funds obtained pursuant to a loan from an unrelated financial institution pursuant to a loan commitment which is in force from the time that any such plan submits an Order Form until the closing of the transactions contemplated hereby.

         (c) If a Participant or other Person authorizes the Association to withdraw the amount of the Initial Purchase Price from his or her Deposit
Account, the Association shall have the right to make such withdrawal or to freeze funds equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Association may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock and is entirely within the discretion of the Primary Parties.

         (d) The Association shall pay interest, at not less than the passbook rate, for all amounts paid in cash, by check or money order to purchase shares of Conversion Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Conversion and Reorganization is completed or terminated.

         (e) The Association shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock.

         (f) Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

15.      ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

         The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

16.      VOTING RIGHTS OF SHAREHOLDERS.

         Following consummation of the Conversion and Reorganization, voting rights with respect to the Association shall be held and exercised exclusively by the Holding Company as holder of all of the Association's outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock.

17.      LIQUIDATION ACCOUNT.

         (a) At the time of the Mutual Holding Company Merger, the Association shall establish a liquidation account in an amount equal to the amount of dividends with respect to the Association

Common Stock of the Mid-Tier Holding Company Common Stock waived by the Mutual Holding Company plus the greater of (i) $36,134,000, which is equal to 100% of the retained earnings of the Association as of March 31, 1994, the date of the latest statement of financial condition contained in the final offering circular utilized in the formation of the Mutual Holding Company, or (ii) 51.34% of the Mid-Tier Holding Company's total shareholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Association who maintain such accounts in the Association following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Association subsequent to the Conversion and Reorganization.

         (b) The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Association after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 17 as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 17(d) hereof.

         (c) In the event of a complete liquidation of the Association subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Association. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Association is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

         (d) The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

         (e) If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any December 31 annual closing date, commencing December 31, 1998, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Association that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

         (f) Subsequent to the Conversion and Reorganization, the Association may not pay cash dividends generally on deposit accounts and/or capital stock of the Association, or repurchase any of the capital stock of the Association, if such dividend or repurchase would reduce the Association's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Association.

         (g) For purposes of this Section 17, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

18.      TRANSFER OF DEPOSIT ACCOUNTS.

         Each Deposit Account in the Association at the time of the consummation of the Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the Association equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Association immediately preceding consummation of the Conversion and Reorganization. Holders of Deposit Accounts in the Association shall not, as such holders, have any voting rights.

19.      REQUIREMENTS  FOLLOWING  CONVERSION  FOR  REGISTRATION,
         MARKET  MAKING  AND  STOCK  EXCHANGE  LISTING.

         In connection with the Conversion and Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on The Nasdaq Stock Market.

20.      DIRECTORS AND OFFICERS OF THE ASSOCIATION.

         Each person serving as a Director or Officer of the Association at the time of the Conversion and Reorganization shall continue to serve as a Director or Officer of the Association for the balance of the term for which the person was elected prior to the Conversion and Reorganization, and until a successor is elected and qualified. The number, names, business addresses and terms of the Directors of the Association are set forth in the Plans of Merger included as Annexes A, B and C hereto.

21. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION AND REORGANIZATION.

         For  a  period   of  three   years   following   the   Conversion   and
Reorganization, the Directors and Officers of the Holding Company and the Association and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction arrived at by direct negotiation between buyer and seller and involving more than 1% of the outstanding Holding Company Common Stock and
(ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of shareholder approval of such plan) which may be attributable to individual officers or directors.

         The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

22.      RESTRICTIONS ON TRANSFER OF STOCK.

         All shares of Conversion Stock which are purchased by Persons other than Directors and Officers shall be transferable without restriction, except in connection with a transaction proscribed by Section 23 of this Plan. Shares of Conversion Stock purchased by Directors and Officers of the Holding Company and the Association on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the OTS. The shares of Conversion Stock issued by the Holding
Company to Directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

                  "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate."

         In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.

         The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

23.      RESTRICTIONS ON ACQUISITION OF STOCK OF THE HOLDING COMPANY.

         The certificate of incorporation of the Holding Company shall prohibit any Person together with Associates or group of Persons acting in concert from offering to acquire or acquiring, directly or indirectly, beneficial ownership of more than 10% of any class of equity securities of the Holding Company, or of securities convertible into more than 10% of any such class, for such period of time following completion of the Conversion and Reorganization as may be determined by the Board of Directors of the Holding Company. The certificate of incorporation of the Holding Company also shall provide that all equity securities beneficially owned by any Person in excess of 10% of any class of equity securities shall be considered "excess shares", and that excess shares shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matters submitted to the shareholders for a vote. The foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of the Holding Company and its subsidiaries which is exempt from approval requirements under 12 C.F.R. ss.574.3(c)(1)(vi) or any successor thereto, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of the Holding Company. Directors, Officers or Employees of the Holding Company or the Association or any subsidiary thereof shall not be deemed to be Associates or a group acting in concert with respect to their individual acquisitions of any class of equity securities of the Holding Company solely as a result of their capacities as such.

24.      TAX RULINGS OR OPINIONS.

         Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Florida tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

25.      STOCK COMPENSATION PLANS.

         (a) The Holding Company and the Association are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

         (b) The Holding Company and the Association also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Conversion Stock shall be purchased, pursuant to any of such plans prior to the earlier of (i) the one-year anniversary of the consummation of the Conversion and Reorganization or (ii) the receipt of shareholder approval of such plans at either an annual or special meeting of shareholders of the Holding Company held no earlier than six months following the Conversion and Reorganization.

         (c) Existing as well as any newly-created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

         (d) The Holding Company and the Association are authorized to enter into employment or severance agreements with their executive officers.

26.      DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

         (a) The Holding Company generally may not repurchase any shares of its capital stock during the first year following consummation of the Conversion and Reorganization, except as may be otherwise approved by the OTS. During the second and third years following consummation of the Conversion and Reorganization, the Holding Company may not repurchase any of its capital stock from any person, other than pursuant to (i) an offer to repurchase made by the Holding Company on a pro rata basis to all of its shareholders and which is approved by the OTS, (ii) the repurchase of qualifying shares of a director, if any, (iii) purchases in the open market by a Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan in an amount reasonable and appropriate to fund the plan, or (iv) a repurchase program approved by the OTS.

         (b) The Association may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Association to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Association's capital stock also shall be in compliance with Section 563.134 of the Regulations Applicable to All Savings Associations, or any successor thereto.

         (c) Notwithstanding anything to the contrary set forth herein, the Holding Company may repurchase its capital stock to the extent and subject to the requirements set forth in Section 563b.3(g)(3) of the Regulations Applicable to All Savings Associations, or any successor thereto, or as otherwise may be approved by the OTS.

27.      PAYMENT OF FEES TO BROKERS.

         The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock in the Offerings.

28.      EFFECTIVE DATE.

         The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mid-Tier Holding Company Merger, (ii) the filing of Articles of Combination with the OTS with respect to the Mutual Holding Company Merger, (iii) the filing of Articles of Combination with the OTS with respect to the Association Merger and (iv) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination relating to the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger and the Association Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Shareholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger, the Association Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

29.      AMENDMENT OR TERMINATION OF THE PLAN.

         If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members and Shareholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Shareholders with the concurrence of the OTS shall not necessitate further approval by the Members or Shareholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting and the Shareholders' Meeting, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS; after the Special Meeting or the Shareholders' Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

30.      INTERPRETATION OF THE PLAN.

         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

         IN WITNESS WHEREOF, the parties have caused this Plan, as amended to be executed by their duly authorized officers as of this 13th day of August 1998.


                                COMFED, M. H. C.



Attest:  /s/ DEBORAH M. ROUSSEAU  By:  /s/ JAMES B. PITTARD, JR.
         ------------------------      -----------------------------------------
             Deborah M.  Rousseau          James B.  Pittard, Jr.
             Secretary                     President and Chief Executive Officer


                                  COMMUNITY SAVINGS, F.  A.



Attest:  /s/ DEBORAH M. ROUSSEAU  By:  /s/ JAMES B. PITTARD, JR.
         ------------------------      -----------------------------------------
             Deborah M.  Rousseau          James B.  Pittard, Jr.
             Secretary                     President and Chief Executive Officer



                                  COMMUNITY SAVINGS BANKSHARES, INC.
                                    (a federal corporation)


Attest:  /s/ DEBORAH M. ROUSSEAU  By:  /s/ JAMES B. PITTARD, JR.
         ------------------------      -----------------------------------------
             Deborah M.  Rousseau          James B.  Pittard, Jr.
             Secretary                     President and Chief Executive Officer



                                  COMMUNITY SAVINGS BANKSHARES, INC.
                                    (a Delaware corporation)



Attest:  /s/ DEBORAH M. ROUSSEAU  By:  /s/ JAMES B. PITTARD, JR.
             Deborah M.  Rousseau          James B.  Pittard, Jr.
             Secretary                     President and Chief Executive Officer

                                                                         ANNEX A

                                 PLAN OF MERGER


         This Plan of Merger, dated as of August 13, 1998, is between Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company"), a federally chartered stock corporation, and Community Savings, F. A. (the "Association" or the "Surviving Association"), a federally chartered savings association.


                                  WITNESSETH:


         WHEREAS, the Mid-Tier Holding Company, ComFed, M. H. C. (the "Mutual Holding Company") and the Association have adopted a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between Community Savings Bankshares, Inc. (the "Holding Company"), the Mutual Holding Company and the Association (the "Plan of Conversion"), pursuant to which (i) the Mid-Tier Holding Company will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Association; (ii) the Mutual Holding Company will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Association (the "Mutual Holding Company Merger"), (iii) the Association and a newly-formed interim savings association will merge, pursuant to which the Association will become a wholly owned subsidiary of the Holding Company (the "Association Merger"), and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

         WHEREAS, the Mutual Holding Company, which owns 51.4% of the outstanding common stock of the Mid-Tier Holding Company, par value $1.00 per share ("Mid-Tier Holding Company Common Stock"), will convert to a federally chartered interim stock savings association pursuant to the Plan of Conversion and merge with and into the Association pursuant to a Plan of Merger (the "Mutual Holding Company Merger"), pursuant to which, among other things, all shares of Mid-Tier Holding Company Common Stock held by the Mutual Holding Company and all interest of members in the Mutual Holding Company will be canceled; and

         WHEREAS, the Mid-Tier Holding Company owns 100% of the outstanding common stock of the Association, par value $1.00 per share ("Association Common Stock");

         WHEREAS, the Mid-Tier Holding Company will convert to a federally chartered interim stock savings association pursuant to the Plan of Conversion and merge with and into the Association pursuant to this Plan of Merger (the "Mid-Tier Holding Company Merger"), pursuant to which, among other things, all shares of Association Common Stock held by the Mid-Tier Holding Company will be cancelled; and

         WHEREAS,   the  Mid-Tier  Holding  Company  and  the  Association  (the
"Constituent Associations") desire to provide for the terms and conditions of the Mid-Tier Holding Company Merger.

         NOW, THEREFORE, the Mid-Tier Holding Company and the Association hereby agree as follows:

         1. EFFECTIVE DATE. The Mid-Tier Holding Company Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Mid-Tier Holding Company Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R.
ss.552.13(k), or any successor thereto (the "Effective Date").

         2. THE MID-TIER HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mid-Tier Holding Company shall convert from federal stock corporation to a federal interim stock savings association and simultaneously merge with and into the Association, which shall be the Surviving Association. Upon consummation of the Mid-Tier Holding Company Merger, the Surviving Association shall be considered the same business and corporate entity as each of the Constituent Associations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Associations shall vest in the Surviving Association and the Surviving Association shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Associations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Association. In addition, any reference to either of the Constituent Associations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Association if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Associations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Holding Company Merger had not occurred or the Surviving Association may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Associations if the Mid-Tier Holding Company Merger had not occurred.

         3. CANCELLATION OF ASSOCIATION COMMON STOCK HELD BY THE MID-TIER HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

         (a) On the Effective Date, (i) each share of Association Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mid-Tier Holding Company shall, by virtue of the Mid-Tier Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue of the Mutual Holding Company Merger which shall occur substantially simultaneously with the Mid-Tier Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, and (iii) the Association shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section 17 of the Plan of Conversion.

         (b) At or after the Effective Date and prior to the Association Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Holding Company Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be deemed to represent issued and outstanding shares of Association Common Stock which shall be exchanged as provided by the Association Merger.

         4. DISSENTING SHARES. No shareholder of the Mid-Tier Holding Company shall have any dissenter or appraisal rights in connection with the Mid-Tier Holding Company Merger.

         5.  NAME  OF  SURVIVING   CORPORATION.   The  name  of  the   Surviving
Association shall be "Community Savings, F. A."

         6. DIRECTORS OF THE SURVIVING ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the number of directors of the Surviving Association shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Association are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Association in the year set forth after his respective name, and until a successor is elected and qualified.


                           Name                          Term Expires
                           ----                          ------------

                    James B. Pittard, Jr.                     1999
                    Robert F. Cromwell                        1999
                    Karl D. Griffin                           2000
                    Harold I. Stevenson                       2000
                    Forest C. Beaty, Jr.                      2001
                    Frederick A. Teed                         2001

         The address of each such director is c/o Community Savings, F. A., 660 U.S. Highway One, North Palm Beach, Florida 33408.

         7. OFFICERS OF THE SURVIVING ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the officers of the Association immediately prior to the Effective Date shall be the officers of the Surviving Association.

         8. OFFICES. Upon the Effective Date, all offices of the Association shall be offices of the Surviving Association. As of the Effective Date, the home office of the Surviving Association shall remain at 660 U.S. Highway One, North Palm Beach, Florida, 33408 and the locations of the other offices of the Surviving Association shall be as set forth in Exhibit A hereto, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

         9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Association as in effect immediately prior to the Effective Date shall be the Charter of the Surviving Association until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and regulation.

         On and after the Effective Date, the Bylaws of the Association as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Association until amended in accordance with the terms thereof and applicable law.

         10. SHAREHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock, set forth in Section 3(e) of the Plan of Conversion and the Members set forth in Section 3(b) of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the Mutual Holding Company, respectively. The approval of the Mid-Tier Holding Company, as the sole holder of the Association Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger, is a part, on behalf of the Association.

         11. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Mid-Tier Holding Company or the Association at any time before the Effective Date in the manner set forth in Section 29 of the Plan of Conversion.

         12. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 29 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         13. SUCCESSORS. This Agreement shall be binding on the successors of the Mid-Tier Holding Company and the Association.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

         IN WITNESS WHEREOF, the Mid-Tier Holding Company and the Association have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.


                       COMMUNITY SAVINGS BANKSHARES, INC.
                             (A FEDERAL CORPORATION)

Attest:



                                      By:
-------------------                        -------------------------------------
Deborah M. Rousseau                        James B. Pittard, Jr.
Secretary                                  President and Chief Executive Officer


                                      COMMUNITY SAVINGS, F. A.

Attest:



                                      By:
-------------------                        -------------------------------------
Deborah M. Rousseau                        James B. Pittard, Jr.
Secretary                                  President and Chief Executive Officer

                                                                         ANNEX B

                                 PLAN OF MERGER


         This Plan of Merger, dated as of August 13, 1998, is between ComFed, M.
H. C. (the "Mutual Holding Company"), a federally chartered mutual holding company and Community Savings, F. A. (the "Association" or the "Surviving Association"), a federally chartered savings association.


                                   WITNESSETH:


         WHEREAS, the Mutual Holding Company, Community Savings Bankshares, Inc., a federal stock corporation (the "Mid-Tier Holding Company"), and the Association have adopted a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between Community Savings Bankshares, Inc. a newly formed Delaware corporation (the "Holding Company") and the Association (the "Plan of Conversion"), pursuant to which (i) the Mid-Tier Holding Company will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Association (the "Mid-Tier Holding Company Merger"); (ii) the Mutual Holding Company will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Association; (iii) the Association and a newly-formed interim savings association will merge, pursuant to which the Association will become a wholly owned subsidiary of the Holding Company (the "Association Merger"), and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

         WHEREAS, the Mutual Holding Company, which owns 51.4% of the outstanding common stock of the Mid-Tier Holding Company, par value $1.00 per share ("Mid-Tier Holding Company Common Stock"), will convert to a federally chartered interim stock savings association pursuant to the Plan of Conversion and substantially simultaneously with the completion of the Mid-Tier Holding Company Merger merge with and into the Association pursuant to this Plan of Merger (the "Mutual Holding Company Merger"), pursuant to which, among other things, all interests of members in the Mutual Holding Company and all shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled; and

         WHEREAS,   the  Mutual  Holding  Company  and  the   Association   (the
"Constituent Associations") desire to provide for the terms and conditions of the Mutual Holding Company Merger.

         NOW, THEREFORE, the Mutual Holding Company and the Association hereby agree as follows:

         1. EFFECTIVE DATE. The Mutual Holding Company Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Mid-Tier Holding

Company Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. ss. 552.13(k), or any successor thereto (the "Effective Date").

         2. THE MUTUAL HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mutual Holding Company shall convert from the mutual form to a federal interim stock savings association and simultaneously merge with and into the Association, which shall be the Surviving Association. Upon consummation of the Mutual Holding Company Merger, the Surviving Association shall be considered the same business and corporate entity as each of the Constituent Associations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Associations shall vest in the Surviving Association and the Surviving Association shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Associations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Association. In addition, any reference to either of the Constituent Associations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Association if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Associations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mutual Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mutual Holding Company Merger had not occurred or the Surviving Association may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Associations if the Mutual Holding Company Merger had not occurred.

         3. CANCELLATION OF MID-TIER HOLDING COMPANY COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

         (a) On the Effective Date, (i) each share of Mid-Tier Holding Company Common Stock issued and outstanding immediately prior to the Effective Date (which shall be deemed to be Association Common Stock pursuant to the Mid-Tier Holding Company Merger) and held by the Mutual Holding Company shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue of the Mutual Holding Company Merger which shall occur substantially simultaneously with the Mid-Tier Mutual Holding Company Merger, and without any action on the part of the holder thereof, be canceled, and (iii) the Association shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section 17 of the Plan of Conversion.

         (b) At or after the Effective Date and prior to the Association Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be deemed to represent issued and outstanding shares of Association Common Stock which shall be exchanged as provided by the Association Merger.

         4. DISSENTING SHARES. No member of the Mutual Holding Company shall have any dissenter or appraisal rights in connection with the Mutual Holding Company Merger. Holders of Mid-Tier Holding Company Common Stock shall not have any dissenter or appraisal rights pursuant to 12 C.F.R.ss.552.14.

         5.  NAME  OF  SURVIVING   CORPORATION.   The  name  of  the   Surviving
Association shall be "Community Savings, F. A."

         6. DIRECTORS OF THE SURVIVING ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the number of directors of the Surviving Association shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Association are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Association in the year set forth after his respective name, and until a successor is elected and qualified.


                           Name                          Term Expires
                           ----                          ------------

                    James B. Pittard, Jr.                     1999
                    Robert F. Cromwell                        1999
                    Karl D. Griffin                           2000
                    Harold I. Stevenson                       2000
                    Forest C. Beaty, Jr.                      2001
                    Frederick A. Teed                         2001


         The address of each such director is c/o Community Savings, F. A., 660 U.S. Highway One, North Palm Beach, Florida 33408.

         7. OFFICERS OF THE SURVIVING ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the officers of the Association immediately prior to the Effective Date shall be the officers of the Surviving Association.

         8. OFFICES. Upon the Effective Date, all offices of the Association shall be offices of the Surviving Association. As of the Effective Date, the home office of the Surviving Association shall remain at 660 U.S. Highway One, North Palm Beach, Florida, 33408 and the locations of the other offices of the Surviving Association shall be as set forth in Exhibit A hereto, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

         9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Association as in effect immediately prior to the Effective Date shall be the Charter of the Surviving Association until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and regulation.

         On and after the Effective Date, the Bylaws of the Association as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Association until amended in accordance with the terms thereof and applicable law.

         10. SHAREHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock, set forth in Section 3(e) of the Plan of Conversion and the Members set forth in Section 3(b) of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the Mutual Holding Company, respectively. The approval of the Mid-Tier Holding Company, as the sole holder of the Association Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger, is a part, on behalf of the Association.

         11. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Mutual Holding Company or the Association at any time before the Effective Date in the manner set forth in Section 29 of the Plan of Conversion.

         12. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 29 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         13. SUCCESSORS. This Agreement shall be binding on the successors of the Mutual Holding Company and the Association.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

         IN WITNESS WHEREOF, the Mutual Holding Company and the Association have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.


                                      COMFED, M. H. C.

Attest:



                                      By:
-------------------                        -------------------------------------
Deborah M. Rousseau                        James B. Pittard, Jr.
Secretary                                  President and Chief Executive Officer


                                      COMMUNITY SAVINGS, F. A.

Attest:



                                      By:
-------------------                        -------------------------------------
Deborah M. Rousseau                        James B. Pittard, Jr.
Secretary                                  President and Chief Executive Officer

                                                                         ANNEX C

                                 PLAN OF MERGER

         This Plan of Merger, dated as of August 13, 1998, is among Community Savings, F. A. (the "Association" or the "Surviving Association"), a federally chartered savings association, Community Savings Bankshares, Inc. (the "Holding Company"), a Delaware corporation, and Community Interim Savings Association ("Interim"), a federally chartered interim savings association.


                                   WITNESSETH:

         WHEREAS, the Association has organized the Holding Company as a first-tier, wholly- owned subsidiary for the purpose of becoming the stock holding company of the Association upon completion of the Conversion and Reorganization, as defined in the Plan of Conversion of ComFed, M. H. C. (the "Mutual Holding Company") and Agreement and Plan of Reorganization between the Holding Company, the Mutual Holding Company and the Association (the "Plan of Conversion");

         WHEREAS, the Mutual Holding Company, a federally chartered mutual holding company which owns 51.4% of the common stock of Community Savings Bankshares, Inc., a federal stock corporation (the "Mid-Tier Holding Company"), par value $1.00 per share ("Mid-Tier Holding Company Common Stock"), will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Association pursuant to the Plan of Conversion and the Plan of Merger included as Annex B thereto (the "Mutual Holding Company Merger"), pursuant to which all shares of Mid-Tier Common Stock held by the Mutual Holding Company will be cancelled;

         WHEREAS, substantially simultaneously with the Mutual Holding Company Merger, the Mid-Tier Holding Company will convert into a federal interim stock savings association and merge with and into the Association (the "Mid-Tier Holding Company Merger") and the shares of Mid-Tier Holding Company Common Stock held by other than the Mutual Holding Company will be deemed to represent shares of Association common stock, $1.00 par value per share ("Association Common Stock");

         WHEREAS, the formation of a stock holding company by the Association will be facilitated by causing the Holding Company to become the sole shareholder of a newly-formed interim federally chartered stock savings association and then merging the interim savings association with and into the Association (the "Association Merger"), pursuant to which the Association will become a wholly owned subsidiary of the Holding Company and, in connection therewith, all outstanding shares of Mid-Tier Common Stock will be converted automatically into and become shares of common stock of the Holding Company, par value $1.00 per share ("Holding Company Common Stock");

         WHEREAS, Interim is being organized by the officers of the Association as an interim federally chartered stock savings association with the Holding Company as its sole shareholder in order to effect the Association Merger; and

         WHEREAS, the Association and Interim (the "Constituent Associations") desire to provide for the terms and conditions of the Association Merger.

         NOW, THEREFORE, the Association, the Holding Company and Interim hereby agree as follows:

         1. EFFECTIVE DATE. The Association Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Association Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. ss.552.13(k), or any successor thereto (the "Effective Date").

         2. THE ASSOCIATION MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, Interim shall merge with and into the Association, which shall be the Surviving Association. Upon consummation of the Association Merger, the Surviving Association shall be considered the same business and corporate entity as each of the Constituent Associations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Associations shall vest in the Surviving Association and the Surviving Association shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Associations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Association. In addition, any reference to either of the Constituent Associations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Association if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Associations is a party shall not be deemed to have abated or to have been discontinued by reason of the Association Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Association Merger had not occurred or the Surviving Association may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Associations if the Association Merger had not occurred.

         3.  CONVERSION OF STOCK.

         (a) On the Effective Date, (i) each share of Mid-Tier Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Association Merger and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan of Conversion, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with Section 3(c) hereof, (ii) each share of common stock, par value $1.00 per share, of Interim ("Interim Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Association Merger and without any action on the part of the holder thereof, be converted into one share of Association Common Stock, and (iii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Association Merger and without any action on the part of the holder thereof, be cancelled. By voting in favor of this Plan of Merger, the Holding Company, as the sole shareholder of Interim, shall have agreed (i) to issue shares of Holding Company Common Stock in accordance with the terms hereof and
(ii) to cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Association Merger.

         (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim, the Mid-Tier Holding Company or the Association of shares of Interim Common Stock, Mid-Tier Holding Company Common Stock or Association Common Stock which were outstanding immediately prior to the Effective Date.

         (c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Mid-Tier Holding Company Common Stock. In lieu thereof, each holder of shares of Mid-Tier Holding Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Actual Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         4.  EXCHANGE OF SHARES.

         (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Holding Company Common Stock for which the shares of Mid-Tier Holding Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Mid-Tier Holding Company Common Stock, and which is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Association Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Holding Company Common Stock.

         (b) No holder of a certificate theretofore representing shares of Mid-Tier Holding Company Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Association Merger until the certificate representing such shares of Mid-Tier Holding Company Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but prior to surrender of certificates representing shares of Mid-Tier Holding Company Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Mid-Tier Holding Company Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Mid-Tier Holding Company Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Mid-Tier Holding Company Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         (c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Mid-Tier Holding Company Common Stock would otherwise be entitled as a result of the Association Merger until such holder surrenders the certificate or certificates representing the shares of Mid-Tier Holding Company Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Mid-Tier Holding Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) If, between the date hereof and the Effective Date, the shares of Mid-Tier Holding Company Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

         5. DISSENTING SHARES. No holders of shares of Mid-Tier Holding Company Common Stock shall have dissenter and appraisal rights in connection with the Association Merger pursuant to 12 C.F.R. ss.552.14.

         6. NAME OF SURVIVING ASSOCIATION. The name of the Surviving Mid-Tier Holding Company shall be "Community Savings, F. A."

         7. DIRECTORS OF THE SURVIVING ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the number of directors of the Surviving Association shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Association are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Association in the year set forth after his respective name, and until a successor is elected and qualified.


                           Name                          Term Expires
                           ----                          ------------

                    James B. Pittard, Jr.                     1999
                    Robert F. Cromwell                        1999
                    Karl D. Griffin                           2000
                    Harold I. Stevenson                       2000
                    Forest C. Beaty, Jr.                      2001
                    Frederick A. Teed                         2001

         The address of each such director is c/o Community Savings, F. A., 660 U.S. Highway One, North Palm Beach, Florida 33408.

         8. OFFICERS OF THE SURVIVING ASSOCIATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Association and applicable law, the officers of the Association immediately prior to the Effective Date shall be the officers of the Surviving Association.

         9. OFFICES. Upon the Effective Date, all offices of the Association shall be offices of the Surviving Association. As of the Effective Date, the home office of the Surviving Association shall remain at 660 U.S. Highway One, North Palm Beach, Florida 33408 and the locations of the other offices of the Surviving Association shall be as set forth in Exhibit A hereto, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

         10. CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Association as in effect immediately prior to the Effective Date shall be the Charter and Bylaws of the Surviving Association until amended in accordance with the terms thereof and applicable law.

         11. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim, without reissue, shall be and become savings accounts of the Surviving Association without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

         12. STOCK COMPENSATION PLANS. By voting in favor of this Agreement, the Holding Company shall have approved adoption of the Mid-Tier Holding Company's existing 1995 Recognition and Retention Plan for Employees and Outside Directors and the 1995 Stock Option Plan (collectively the "Plans") as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Mid-Tier Holding Company Common Stock pursuant to the terms of such Plans. As of the Effective Date, rights outstanding under the Plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock equal to the number of shares of Association Common Stock that were available thereunder immediately prior to the Effective Date times the Exchange Ratio, as defined in the Plan of Conversion, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the Plans to reflect the adoption of the Plans by the Holding Company without adverse effect upon the rights outstanding thereunder, including changing references to the Mid-Tier Holding Company (or the Association) in the Plans to the Holding Company where appropriate.

         13. SHAREHOLDER APPROVAL. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock set forth in Section 3 of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company. The approval of the Holding Company, as the sole holder of the Interim Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of Interim. The approval of the Mid-Tier Holding Company, as the sole holder of the Association Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Association.

         14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1 and 13 hereof and the Plan of Conversion, the parties' obligations to consummate the Association Merger shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Mid-Tier Holding Company Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

         15. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Association or Interim at any time before the Effective Date in the manner set forth in Section 29 of the Plan of Conversion.

         16. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 29 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         17. SUCCESSORS. This Agreement shall be binding on the successors of the Association and Interim.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

         IN WITNESS WHEREOF, the Association, the Holding Company and Interim have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                      COMMUNITY SAVINGS, F. A.

Attest:



                                      By:
-------------------                        -------------------------------------
Deborah M. Rousseau                        James B. Pittard, Jr.
Secretary                                  President and Chief Executive Officer


                                      COMMUNITY SAVINGS BANKSHARES, INC.
                                       (a Delaware Corporation)

Attest:



                                      By:
-------------------                        -------------------------------------
Deborah M. Rousseau                        James B. Pittard, Jr.
Secretary                                  President and Chief Executive Officer


                                      COMMUNITY INTERIM SAVINGS
                                       ASSOCIATION (In Organization)

Attest:



                                      By:
-------------------                        -------------------------------------
Deborah M. Rousseau                        James B. Pittard, Jr.
Secretary                                  President and Chief Executive Officer